Exhibit (j)(1)

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Balanced Portfolio Class I Shares, Fasciano Portfolio Class S Shares, Growth Portfolio Class I Shares, Guardian Portfolio Class I and Class S Shares, International Portfolio Class S Shares, Lehman Brothers Short Duration Bond Portfolio (formerly, Limited Maturity Bond Portfolio) Class I Shares, Mid-Cap Growth Portfolio Class I and Class S Shares, Partners Portfolio Class I Shares, Regency Portfolio Class I and Class S Shares and Socially Responsive Portfolio Class I and Class S Shares (ten of the Portfolios of the Neuberger Berman Advisers Management Trust) (collectively the "Portfolios") Prospectuses, and "Independent Registered Public Accounting Firm" and "Financial Statements" for the Portfolios and the Real Estate Portfolio Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 56 to the Registration Statement (Form N-1A, No. 2-88566) of our report dated February 12, 2007, on the financial statements and financial highlights of the Portfolios, included in the Portfolios' Annual Reports to Shareholders of Neuberger Berman Advisers Management Trust dated December 31, 2006.


                                                           /s/ Ernst & Young LLP


Boston, Massachusetts
April 25, 2007